NEWS RELEASE

Exhibit 99.1

MATTEL REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

•	First quarter Net Sales of $689.2 million, down 3% as reported, and up 1% in constant currency, versus prior year.

•	Gross Sales of $780.1 million, down 2% as reported, and up 2% in constant currency.

•	Barbie® Gross Sales up 7% as reported, and up 13% in constant currency; Dolls Gross Sales down 2% as reported, and up 3% in constant currency.

•	Hot Wheels® Gross Sales up 4% as reported, and up 9% in constant currency; Vehicles Gross Sales down 3% as reported, and up 2% in constant currency.

•	Fisher-Price® and Thomas & Friends® Gross Sales down 8% as reported, and down 5% in constant currency; Infant/Toddler/Preschool down 15% as reported, and down 11% in constant currency.

•	Action Figures/Building Sets/Games Gross Sales up 18% as reported, and up 22% in constant currency.

•	Structural Simplification reached $610 million of run-rate savings; expect to exceed goal of $650 million exiting 2019.

•	Reported Gross Margin of 34.8%, an improvement of 390 basis points; Adjusted Gross Margin of 38.0%, an improvement of 670 basis points.

•	Reported Operating Loss of $131.0 million, an improvement of $145.6 million; Adjusted Operating Loss of $100.4 million, an improvement of $146.9 million.

•	Third consecutive quarter of year-over-year improvement in Gross Margin, Operating Profit / Loss, EBITDA and EPS.

EL SEGUNDO, Calif., April 25, 2019 - Mattel, Inc. (NASDAQ: MAT) today reported first quarter 2019 financial results.

Ynon Kreiz, Chairman and CEO, Mattel said: “This was another strong quarter, demonstrating meaningful progress in the execution of our strategy, a significant improvement in profitability and a solid performance in our topline. The positive momentum exiting 2018 has continued and is reflected in our operating results. While we are in a multi-year turnaround, we remain on-track to achieve our goals to restore profitability and regain topline growth in the short-to-mid-term and capture the full value from our IP in the mid-to-long term. I continue to be inspired by the commitment and capabilities of our organization as we build shareholder value and transform Mattel into an IP-driven, high-performing toy company.”
Joseph Euteneuer, CFO, Mattel said: “This represents the third consecutive quarter of improvement in our key profitability metrics, including Gross Margin, Operating Income, EBITDA and EPS. We have achieved $610 million of run-rate savings from our Structural Simplification program and expect to exceed our goal of $650 million exiting 2019. We have begun implementing our Capital Light model and look forward to starting to realize additional savings in 2020.”
For the first quarter, Net Sales were down 3% as reported, and up 1% in constant currency, versus the prior year’s first quarter. Gross Sales were down 2% as reported, and up 2% in constant currency. Reported Operating Loss was $131.0 million, an improvement of $145.6 million, and Adjusted Operating Loss was $100.4 million, an improvement of $146.9 million. Reported Loss Per Share was $0.53, an improvement of $0.37, and Adjusted Loss Per Share was $0.44, an improvement of $0.41.
Financial Overview
Net Sales in the North America segment increased by 5% as reported, and in constant currency, versus the prior year’s first quarter.

NEWS RELEASE

Gross Sales in the North America segment increased 6% as reported, and in constant currency, primarily driven by growth in Action Figures/Building Sets/Games (including Toy Story® 4 and Jurassic World®), Dolls (including Barbie and Polly Pocket®), and Vehicles (including Hot Wheels and Matchbox®). This was partially offset by a decline in Infant/Toddler/Preschool (including Fisher-Price and Thomas & Friends).
Net Sales in the International segment decreased by 4% as reported, and increased 4% in constant currency, versus the prior year’s first quarter.
Gross Sales in the International segment decreased by 5% as reported, primarily driven by a decline in Infant/Toddler/Preschool (including Fisher-Price and Thomas & Friends), and Vehicles (including lower sales for CARS® partially offset by increased sales for Hot Wheels). These declines were partially offset by growth in Dolls (including Polly Pocket and Barbie), and Action Figures/Building Sets/Games (including Jurassic World and Toy Story 4).
Gross Sales in the International segment increased 4% in constant currency, primarily driven by growth in Dolls (including Barbie and Polly Pocket), Action Figures/Building Sets/Games (including Jurassic World and Toy Story 4), and Vehicles (including increased sales for Hot Wheels partially offset by lower sales for CARS). This growth was partially offset by a decline in Infant/Toddler/Preschool (including Fisher-Price and Thomas & Friends).
Net Sales in the American Girl® segment decreased by 32% as reported, and 31% in constant currency, versus the prior year’s first quarter.
Gross Sales in the American Girl segment decreased by 32% as reported, and in constant currency, primarily driven by lower sales in proprietary retail and direct channels.
Reported Gross Margin increased to 34.8% versus 30.9% in the prior year’s first quarter and Adjusted Gross Margin increased to 38.0% versus 31.3%.
The increase in Reported Gross Margin was primarily driven by savings from our Structural Simplification program and the benefit of the absence of the first quarter 2018 Toys “R” Us Net Sales reversal, partially offset by the expense related to the voluntary Fisher-Price Rock ‘n Play™ Sleeper recall and product cost inflation.
The increase in Adjusted Gross Margin was primarily driven by savings from our Structural Simplification program and the benefit of the absence of the first quarter 2018 Toys “R” Us Net Sales reversal, partially offset by product cost inflation and a portion of the expense related to the voluntary product recall.
Reported Other Selling and Administrative Expenses decreased by $123.3 million, or 29%, to $301.3 million, versus the prior year’s first quarter. Adjusted Other Selling and Administrative Expenses decreased by $105.7 million, or 27%, to $292.6 million. The improvements in Reported and Adjusted Other Selling and Administrative Expenses were primarily driven by the benefit of the absence of the first quarter 2018 Toys “R” Us bad debt expense and savings from our Structural Simplification program.
Cash Flows Used for Operating Activities decreased by $80.9 million to $192.8 million, versus the prior year’s first quarter, primarily driven by a lower net loss, excluding non-cash charges and lower working capital usage. Cash Flows Used for Investing Activities decreased by $11.7 million to $19.2 million, versus the prior year’s first quarter, primarily driven by lower capital spending. Cash Flows Used for Financing Activities and Other decreased by $245.5 million to $2.4 million, versus the prior year’s first quarter, primarily driven by the 2018 repayment of $250 million of senior notes.
Sales by Categories
Worldwide Gross Sales for Dolls were $252.9 million, down 2% as reported, and up 3% in constant currency, versus the prior year’s first quarter, primarily driven by a decline in American Girl, partially offset by growth in Barbie and Polly Pocket.
Worldwide Gross Sales for Infant/Toddler/Preschool were $193.6 million, down 15% as reported, and down 11% in constant currency, versus the prior year’s first quarter, primarily driven by declines in Fisher-Price and Thomas & Friends.
Worldwide Gross Sales for Vehicles were $183.4 million, down 3% as reported, and up 2% in constant currency, versus the prior year’s first quarter, primarily driven by a decline in CARS, partially offset by growth in Hot Wheels.

NEWS RELEASE

Worldwide Gross Sales for Action Figures/Building Sets/Games were $150.3 million, up 18% as reported, and up 22% in constant currency, versus the prior year’s first quarter, primarily driven by the initial sales of Toy Story 4 products in advance of its theatrical release as well as Jurassic World.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2019 first quarter financial results. The conference call will be webcast on Mattel's Investor Relations website, https://mattel.gcs-web.com/. To listen to the live call, log on to the website at least 10 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 90 days and may be accessed beginning approximately two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:30 p.m. Eastern time the evening of the call until Thursday, May 2, 2019, and may be accessed by dialing +1-404-537-3406. The passcode is 8098234.

NEWS RELEASE

Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover Mattel’s costs; (ii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels, lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iii) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (iv) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (v) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vi) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (vii) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, including the bankruptcy of Toys “R” Us, Inc., or changes in their purchasing or selling patterns; (viii) the future willingness of licensors of entertainment properties for which Mattel currently has licenses or would seek to have licenses in the future to license those products to Mattel; (ix) the inventory policies of Mattel’s retail customers, including retailers’ potential decisions to lower their inventories, even if it results in lost sales, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve compressed shipping schedules; (x) the increased costs of developing more sophisticated digital and smart technology products, and the corresponding supply chain and design challenges associated with such products; (xi) work disruptions, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xii) the bankruptcy of Toys “R” Us, Inc. or other of Mattel’s significant retailers, or the general lack of success of one of Mattel’s significant retailers which could negatively impact Mattel’s revenues or bad debt exposure; (xiii) the impact of competition on revenues, margins and other aspects of Mattel’s business, including the ability to offer products which consumers choose to buy instead of competitor’s products, the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings, (xvi) failure to realize the planned benefits from any investments or acquisitions made by Mattel, (xvii) the impact of other market conditions, third party actions or approvals and competition which could reduce demand for Mattel’s products or delay or increase the cost of implementation of Mattel’s initiatives or alter Mattel’s actions and reduce actual results; (xviii) changes in financing markets or the inability of Mattel to obtain financing on attractive terms (xix) the impact of litigation or arbitration decisions or settlement actions; and (xx) other risks and uncertainties as may be described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in Mattel's other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

NEWS RELEASE

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include Gross Sales, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income (Loss), Adjusted Earnings (Loss) Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and each is discussed in detail below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of the Company’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.

This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://mattel.gcs-web.com/, under the subheading “Financial Information - Earnings Releases.”
Gross Sales
Gross Sales represent sales to customers, excluding the impact of Sales Adjustments. Net Sales, as reported, include the impact of Sales Adjustments, such as trade discounts and other allowances. Mattel presents changes in Gross Sales as a metric for comparing its aggregate, categorical, brand and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Sales are discussed because, while Mattel records the details of such Sales Adjustments in its financial accounting systems at the time of sale, such Sales Adjustments are generally not associated with brands and individual products, making Net Sales less meaningful. Since Sales Adjustments are determined by customer rather than at the brand level, Mattel believes that the disclosure of Gross Sales by category and brand is useful supplemental information for investors to be able to assess the performance of its underlying brands (e.g., Barbie) and also enhances their ability to compare sales trends over time.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and Reported Gross Margin, respectively, adjusted to exclude asset impairments and the impact of the Rock 'n Play product recall. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s Reported Other Selling and Administrative Expenses, adjusted to exclude asset impairments, non-recurring executive compensation, severance and restructuring expenses, and sale of assets, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Income (Loss)
Adjusted Operating Income (Loss) represents Mattel’s reported Operating Loss, adjusted to exclude the impact of asset impairments, non-recurring executive compensation, severance and restructuring expenses, sale of assets, and the impact of the Rock 'n Play product recall, which are not part of Mattel’s core business. Adjusted Operating Income (Loss) is presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE

Adjusted Earnings (Loss) Per Share
Adjusted Earnings (Loss) Per Share represents Mattel’s Reported Diluted Earnings (Loss) Per Common Share, adjusted to exclude the impact of asset impairments, severance and restructuring expenses, and the impact of the Rock 'n Play product recall, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, adjusting for certain discrete tax items, and dividing by the reported weighted average number of common shares. Adjusted Earnings (Loss) Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings (Loss) Per Share is a performance measure and should not be used as a measure of liquidity.
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income (Loss), adjusted to exclude the impact of interest expense, taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude the impact of asset impairments, share-based compensation, severance and restructuring expenses, sale of assets, and the impact of the Rock 'n Play product recall, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in our industry with similar capital structures. The presentation of Adjusted EBITDA differs from how we will calculate EBITDA for purposes of covenant compliance under the indenture governing our 6.75% senior notes due 2025 and the syndicated facility agreement governing our senior secured revolving credit facilities. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. As a result, we rely primarily on our GAAP results and use EBITDA and Adjusted EBITDA only supplementally.
Constant currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

NEWS RELEASE

About Mattel
Mattel is a leading global children’s entertainment company that specializes in design and production of quality toys and consumer products. We create innovative products and experiences that inspire, entertain and develop children through play. We engage consumers through our portfolio of iconic franchises, including Barbie®, Hot Wheels®, American Girl®, Fisher-Price®, Thomas & Friends® and MEGA®, as well as other popular brands that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming, music and live events. We operate in 40 locations and sell products in more than 150 countries in collaboration with the world’s leading retail and technology companies. Since its founding in 1945, Mattel is proud to be a trusted partner in exploring the wonder of childhood and empowering kids to reach their full potential. Visit us online at www.mattel.com.

Contacts:

News Media	Securities Analysts
Dena Cook	David Zbojniewicz
dena.cook@mattel.com	david.zbojniewicz@mattel.com
310-252-4247	310-252-2703

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended March 31,
	2019		2018		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$689.2		$708.4		-3%	1%
Cost of sales	449.5	65.2%	489.5	69.1%	-8%
Gross Profit	239.8	34.8%	218.9	30.9%	10%	21%
Advertising and promotion expenses	69.5	10.1%	70.8	10.0%	-2%
Other selling and administrative expenses	301.3	43.7%	424.6	59.9%	-29%
Operating Loss	(131.0)	-19.0%	(276.6)	-39.0%	-53%	-56%
Interest expense	47.0	6.8%	41.1	5.8%	14%
Interest (income)	(2.3)	-0.3%	(3.1)	-0.4%	-28%
Other non-operating expense (income), net	1.9		(0.6)
Loss Before Income Taxes	(177.5)	-25.8%	(313.9)	-44.3%	-43%	-47%
Provision for (benefit from) income taxes	6.2		(2.7)
Net Loss	$(183.7)	-26.7%	$(311.3)	-43.9%	-41%
Net Loss Per Common Share - Basic	$(0.53)		$(0.90)
Weighted average number of common shares	345.9		344.4
Net Loss Per Common Share - Diluted	$(0.53)		$(0.90)
Weighted average number of common and potential common shares	345.9		344.4

1 Amounts may not foot due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	March 31,		December 31,
	2019	2018	2018
(In millions)	(Unaudited)
Assets
Cash and equivalents	$380.1	$526.7	$594.5
Accounts receivable, net	624.5	676.1	970.1
Inventories	615.8	677.7	542.9
Prepaid expenses and other current assets	274.7	341.1	245.0
Total current assets	1,895.1	2,221.7	2,352.4
Property, plant, and equipment, net	622.3	756.7	657.6
Right-of-use assets, net[2]	327.4	—	—
Other noncurrent assets	2,237.6	2,325.7	2,233.4
Total Assets	$5,082.4	$5,304.1	$5,243.5

Liabilities and Stockholders' Equity
Short-term borrowings	$—	$—	$4.2
Accounts payable and accrued liabilities[2]	986.9	977.3	1,238.4
Income taxes payable	19.4	9.9	10.0
Total current liabilities	1,006.3	987.2	1,252.6
Long-term debt	2,853.5	2,871.8	2,851.7
Noncurrent lease liabilities[2]	294.8	—	—
Other noncurrent liabilities	409.3	462.7	469.7
Total stockholders’ equity	518.5	982.5	669.5
Total Liabilities and Stockholders’ Equity	$5,082.4	$5,304.1	$5,243.5

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	March 31,
	2019	2018
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	82	86

	Three Months Ended March 31,
(In millions)	2019	2018
Condensed Cash Flow Data:
Cash flows used for operating activities	$(193)	$(274)
Cash flows used for investing activities	(19)	(31)
Cash flows used for financing activities and other	(2)	(248)
Decrease in cash and equivalents	$(214)	$(552)

1 Amounts may not foot due to rounding.
2 Mattel adopted ASU 2016-02, Leases (Topic 842), on January 1, 2019 using the modified retrospective transition method. Upon adoption, Mattel recorded a right-of-use asset and lease liability on its balance sheet. Prior periods were not retrospectively adjusted.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
	2019	2018	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Gross Sales:
Net Sales	$689.2	$708.4	-3%	1%
Sales Adjustments[2]	90.9	91.6
Gross Sales	$780.1	$800.0	-2%	2%

Worldwide Gross Sales by Categories:[3]
Dolls	$252.9	$257.4	-2%	3%
Infant/Toddler/Preschool	193.6	226.6	-15	-11
Vehicles	183.4	188.9	-3	2
Action Figures/Building Sets/Games	150.3	127.1	18	22
Gross Sales	$780.1	$800.0	-2%	2%

Supplemental Gross Sales Disclosure

Worldwide Gross Sales by Top 3 Power Brands:
Barbie	$163.5	$152.7	7%	13%
Hot Wheels	150.5	144.9	4	9
Fisher-Price and Thomas & Friends	172.4	187.8	-8	-5
Other	293.7	314.6	-7	-3
Gross Sales	$780.1	$800.0	-2%	2%

1 Amounts may not foot due to rounding.
2 Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.
3 Mattel modified its reporting structure for revenues in the first quarter of 2019 to disclose revenues by categories. Refer to Note 23, Segment Information, in the Form 10-Q for additional information.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
	2019	2018	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Segment Gross Sales:
Net Sales	$341.4	$326.2	5%	5%
Sales Adjustments[2]	28.0	22.2
Gross Sales	$369.4	$348.4	6%	6%

North America Gross Sales by Categories:[3]
Dolls	$80.3	$69.3	16%	16%
Infant/Toddler/Preschool	108.0	118.8	-9	-9
Vehicles	85.0	83.2	2	2
Action Figures/Building Sets/Games	96.2	77.2	25	25
Gross Sales	$369.4	$348.4	6%	6%

Supplemental Gross Sales Disclosure

North America Gross Sales by Top 3 Power Brands:
Barbie	$69.3	$60.5	15%	15%
Hot Wheels	67.1	63.5	6	6
Fisher-Price and Thomas & Friends	96.6	99.8	-3	-3
Other	136.5	124.6	10	10
Gross Sales	$369.4	$348.4	6%	6%

1 Amounts may not foot due to rounding.
2 Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.
3 Mattel modified its reporting structure for revenues in the first quarter of 2019 to disclose revenues by categories. Refer to Note 23, Segment Information, in the Form 10-Q for additional information.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
	2019	2018	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Total International Segment Gross Sales:
Net Sales	$303.4	$317.2	-4%	4%
Sales Adjustments[2]	61.8	66.9
Gross Sales	$365.2	$384.1	-5%	4%

International Segment Gross Sales:
EMEA[3]
Net Sales	$174.5	$185.9	-6%	4%
Sales Adjustments[2]	41.9	43.7
Gross Sales	$216.3	$229.5	-6%	4%

Latin America
Net Sales	$64.5	$63.4	2%	9%
Sales Adjustments[2]	10.8	11.1
Gross Sales	$75.3	$74.5	1%	9%

Asia Pacific[3]
Net Sales	$64.4	$68.0	-5%	—%
Sales Adjustments[2]	9.1	12.1
Gross Sales	$73.6	$80.1	-8%	-3%

International Gross Sales by Categories:[4]
Dolls	$127.1	$120.7	5%	16%
Infant/Toddler/Preschool	85.6	107.9	-21	-14
Vehicles	98.4	105.8	-7	2
Action Figures/Building Sets/Games	54.1	49.8	9	17
Gross Sales	$365.2	$384.1	-5%	4%

Supplemental Gross Sales Disclosure

International Gross Sales by Top 3 Power Brands:
Barbie	$94.2	$92.2	2%	12%
Hot Wheels	83.5	81.5	2	12
Fisher-Price and Thomas & Friends	75.8	88.0	-14	-7
Other	111.7	122.5	-9	-1
Gross Sales	$365.2	$384.1	-5%	4%

1 Amounts may not foot due to rounding.
2 Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.
3 Mattel reorganized its regional sales reporting structure in the first quarter of 2019. As a result, the new regions are Europe, the Middle East, and Africa (“EMEA”), Latin America, and Asia Pacific. The Middle East, Africa, Russia, and Turkey were previously included in the Asia Pacific region (previously Global Emerging Markets) and are now included in EMEA (previously Europe). Prior period amounts have been reclassified to conform to the current period presentation.
4 Mattel modified its reporting structure for revenues in the first quarter of 2019 to disclose revenues by categories. Refer to Note 23, Segment Information, in the Form 10-Q for additional information.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
	2019	2018	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
American Girl Segment Gross Sales:
Net Sales	$44.4	$65.0	-32%	-31%
Sales Adjustments	1.1	2.5
Gross Sales	$45.6	$67.5	-32%	-32%

1 Amounts may not foot due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except per share and percentage information)	2019[2]	2018[2]
Gross Profit
Gross Profit, As Reported	$239.8	$218.9
Gross Margin	34.8%	30.9%
Adjustments:
Asset Impairments	—	3.0
Rock 'n Play Product Recall[3]	21.9	—
Gross Profit, As Adjusted	$261.7	$221.9
Adjusted Gross Margin	38.0%	31.3%

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$301.3	$424.6
% of Net Sales	43.7%	59.9%
Adjustments:
Asset Impairments	—	(1.8)
Non-recurring Executive Compensation	—	(1.0)
Severance and Restructuring Expenses	(8.7)	(24.9)
Sale of Assets	—	1.4
Other Selling and Administrative Expenses, As Adjusted	$292.6	$398.3
% of Net Sales	42.5%	56.2%

Operating Loss
Operating Loss, As Reported	$(131.0)	$(276.6)
Adjustments:
Asset Impairments	—	4.8
Non-recurring Executive Compensation	—	1.0
Severance and Restructuring Expenses	8.7	24.9
Rock 'n Play Product Recall[3]	21.9	—
Sale of Assets	—	(1.4)
Operating Loss, As Adjusted	$(100.4)	$(247.3)

Other Information
Toys "R" Us Net Sales Reversal[4]	$—	$29.5
Toys "R" Us Bad Debt Expense, Net[4]	$—	$57.3
Rock 'n Play Product Recall[3]	$27.3	$—

1 Amounts may not foot due to rounding.
2 Toys "R" Us Net Sales Reversal and Toys "R" Us Bad Debt Expense, Net are no longer presented as non-GAAP adjustments for the three months ended March 31, 2019 and 2018.
3 Mattel recorded an estimated impact of $27.3 million related to the Rock 'n Play product recall for the three months ended March 31, 2019. Of the $27.3 million, Mattel recorded $21.9 million within Cost of Sales for customer reimbursement obligations and inventory obsolescence expense and $5.4 million as a reduction to Net Sales for estimated retailer returns.
4 As a result of the Toys "R" Us liquidation, Mattel reversed Net Sales for the estimated uncollectible portion of its outstanding receivables originating from first quarter 2018 sales. As such, Gross Profit, As Reported includes the Cost of Sales for the inventory sold to Toys "R" Us but excludes the corresponding Net Sales. Additionally, during 2018, Mattel recorded Bad Debt Expense, Net for the estimated uncollectible portion of its outstanding receivables, net of recoveries and other reductions.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except per share and percentage information)	2019[2]	2018[2]
Earnings Per Share
Net Loss Per Common Share, As Reported	$(0.53)	$(0.90)
Adjustments:
Asset Impairments	—	0.01
Severance and Restructuring Expenses	0.03	0.07
Rock 'n Play Product Recall[3]	0.06	—
Tax Effect of Adjustments[5]	—	(0.03)
Net Loss Per Common Share, As Adjusted	$(0.44)	$(0.85)

EBITDA and Adjusted EBITDA
Net Loss, As Reported	$(183.7)	$(311.3)
Adjustments:
Interest Expense	47.0	41.1
Provision for (Benefit from) Income Taxes	6.2	(2.7)
Depreciation	52.1	58.5
Amortization	10.4	10.2
EBITDA	(68.1)	(204.1)
Adjustments:
Asset Impairments	—	4.8
Share-based Compensation	11.9	14.4
Severance and Restructuring Expenses	8.7	24.9
Rock 'n Play Product Recall[3]	21.9	—
Sale of Assets	—	(1.4)
Adjusted EBITDA	$(25.6)	$(161.4)

1 Amounts may not foot due to rounding.
2 Toys "R" Us Net Sales Reversal and Toys "R" Us Bad Debt Expense, Net are no longer presented as non-GAAP adjustments for the three months ended March 31, 2019 and 2018.
3 Mattel recorded an estimated impact of $27.3 million related to the Rock 'n Play product recall for the three months ended March 31, 2019. Of the $27.3 million, Mattel recorded $21.9 million within Cost of Sales for customer reimbursement obligations and inventory obsolescence expense and $5.4 million as a reduction to Net Sales for estimated retailer returns.
5 The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares. Adjustments for the U.S. and certain International affiliates were not tax effected because of the valuation allowance on deferred tax assets.